          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )


Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            GENERAL AUTOMATION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

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     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     4) Date Filed:

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

                            GENERAL AUTOMATION, INC.
                              17731 MITCHELL NORTH
                            IRVINE, CALIFORNIA 92614

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 30, 1997

TO THE STOCKHOLDERS OF GENERAL AUTOMATION, INC.:

         NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of General Automation, Inc., a Delaware corporation (the "Company") will be held on Thursday, January 30, 1997 at 10:00 o'clock a.m., Pacific Standard Time, at The Wyndham Garden Hotel, located at 3350 Avenue of the Arts, Costa Mesa, California, for the following purposes:

         1. To elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

         2. To approve the proposed amendments to the Company's 1991 Stock Option Plan.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on December 13, 1996 as the record date for the determination of stockholders entitled to receive notice of and to vote at this Annual Meeting and any adjournment or postponement thereof.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              LAWRENCE MICHELS
                                              CHAIRMAN
Irvine, California
December 23, 1996

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                            GENERAL AUTOMATION, INC.
                              17731 MITCHELL NORTH
                            IRVINE, CALIFORNIA 92614

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of General Automation, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, January 30, 1997 at 10:00 o'clock a.m., Pacific Standard Time, at The Wyndham Garden Hotel, located at 3350 Avenue of the Arts, Costa Mesa, California, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

SOLICITATION

         The cost of soliciting proxies relating to the Annual Meeting will be paid by the Company. Directors, officers and employees of the Company may, without additional compensation, solicit proxies from stockholders, which solicitation may be made by telephone, telegram or personal interview. Brokerage houses, other custodians, nominees and fiduciaries will be requested to forward soliciting materials to the beneficial owners of stock held of record by such persons and will be reimbursed by the Company for expenses incurred in doing so.

         This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to stockholders on or about January 7, 1997.

STOCKHOLDER PROPOSALS

         Any stockholder who intends to present a proposal at the Company's next annual meeting for the 1997 fiscal year is advised that, in order for such proposal to be included in the Board of Directors' proxy materials for such meeting, the proposal must be received by the Company at its principal executive office no later than September 5, 1997, directed to the Secretary of the Company, and the proponent and the proposal must meet certain eligibility requirements under rules promulgated by the Securities and Exchange Commission.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only stockholders of record of shares of the Company's common stock at the close of business on December 13, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of December 13, 1996, 8,951,376 shares of the Company's common stock were outstanding.

         The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         Each share is entitled to one vote on all matters voted on at the Annual Meeting and, in the election of directors, each stockholder has the right to cumulate his votes. Cumulative voting rights entitle a stockholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by him or to distribute his votes on the same principle among two or more nominees as he sees fit. The seven nominees for director receiving the highest number of votes at the Annual Meeting will be elected. In order for one or all stockholders to be entitled to cumulate votes, a stockholder must give notice at the Annual Meeting prior to the voting of his intention to cumulate his votes. Unless otherwise directed, the shares represented by the accompanying proxy will be voted in the discretion of the persons named therein so as to elect the maximum number of the seven director nominees listed below which may be elected by cumulative voting.

         The persons named in the accompanying proxy have advised the Company that they will vote the shares represented by proxies received by them in accordance with the stockholders' directions. If the proxy is signed and returned without direction as to how to vote, the proxy holders will vote "FOR" the election of the seven director nominees named below, and "FOR" the proposed amendments to the 1991 Stock Option Plan described below. As to any other matters which may properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment, although the Company does not presently know of any other such matters.

REVOCABILITY OF PROXIES

         A stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Secretary of the Company, at the Company's principal executive office, 17731 Mitchell North, Irvine, California 92614, a written revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The persons who are elected directors will hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their death, resignation or removal. The Company's By-Laws authorize a minimum of five and a maximum of eight directors and authorize the Board of Directors to fix the exact number within that range, which the Board has fixed at seven. Officers of the Company are appointed annually by the Board.

         Unless instructed to the contrary, shares represented by proxies will be voted FOR the election of the seven nominees named below. If any shares are voted at the Annual Meeting for the election of any person other than those nominees named herein, the discretionary authority given to the designated proxy holders includes the authority to cumulate votes for any one or more of the nominees listed below in such manner as the proxy holders deem desirable. In such event, the proxy holders intend to cumulate votes which they are entitled to cast so as to elect as directors as many of the nominees named herein as possible.

         Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, shares represented by executed proxies will be voted for the election of such substitute nominee or nominees as management may propose.

         The seven candidates receiving the highest number of affirmative votes cast at the Annual Meeting will be elected directors of the Company. Abstentions or broker non-votes as to the election of directors will be not affect the election of candidates receiving the plurality of votes.

MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

         Set forth below is information regarding the nominees, including information furnished by them as to their principal occupations for the last five years, certain other directorships held by them and their ages as of December 20, 1996.

                                            Director
Name                                         Since                     Positions with the Company
----                                        ---------                  --------------------------
Lawrence Michels (1) (2)                    1990                       Chairman of the Board, Director
Robert D. Bagby                             1989                       Vice Chairman of the Board, Director
Jane M. Christie                            Nominee                    President, Chief Executive Officer
Leonard N. Mackenzie                        1980                       Director
Philip T. Noden (1) (2)                     1989                       Director
Paul L. Morigi (1) (2)                      1990                       Director
Robert M. McClure (1)                       1994                       Director


(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

         Lawrence Michels (64) was elected to the Board of Directors in August 1990 and in August 1993 he was appointed Chairman of the Board of Directors of the Company. From 1979 until December 1992, Mr. Michels was President and Chief Executive Officer of The Santa Cruz Operation, Inc., an international leader in the UNIX and open systems software marketplace. Previously he held the positions of Vice President at TRW and President of TRW Data Systems. Mr. Michels has been providing management consulting for various companies since 1992.

         Jane M. Christie (44) joined the Company in 1979. In 1987 she was made responsible for the Company's services division as well as the vertical solutions group. Over the last twenty years, Ms. Christie has held various senior executive positions within the Company, Sorbus and First Data Resources. In August 1995 she became an officer of the Company and Senior Vice President of Customer Services, Sales and Marketing. In May 1996, Ms. Christie was appointed President and Chief Executive Officer of the Company, succeeding Robert D. Bagby.

         Leonard N. Mackenzie (59) served as the Company's Chairman, President and CEO from 1980 to August 1988, at which time he resigned those positions and was appointed Chairman of the Board. Mr. Mackenzie reassumed the position of President and Chief Executive Officer of the Company in January 1990. In February of 1994 he resigned his position as President and in May of 1996 he resigned his position as Vice Chairman. Mr. Mackenzie is an active member of the Board and concentrates on growth-oriented opportunities. Mr. Mackenzie is co-founder, with his wife, of a large natural gas asset management company in Dallas, Texas., and since November, 1996 has been Chairman, President and CEO of SunRiver Corporation (formerly NCR/ADDS), headquartered in Austin, Texas. Mr. Mackenzie is also a director of Vinyard Engine Systems, a major alternative fuel engine conversion business.

         Robert D. Bagby (63) was elected to the Board of Directors in September 1989. Mr. Bagby was the Company's Vice President of Operations from 1987 to 1994. In February of 1994 he was appointed President and Chief Operating Officer and in October 1994 he was appointed Chief Executive Officer. In May of 1996, he was appointed Vice Chairman of the Board of Directors and resigned his position as President and Chief Executive Officer.

         Philip T. Noden (54) has been a director of the Company since January 1989. Since 1983 he has been a member of the Board of Directors and Technical Director of Sanderson Electronics PLC. ("Sanderson"), a United Kingdom-based developer and supplier of applications software.

         Paul L. Morigi (76) was elected to the Board of Directors in August 1990. From 1982 to 1987 he was Senior Vice President and a director of Advest, Inc., a stock brokerage firm. He is currently Chairman of the Board of Phillips Screw Corp., and is a consultant to Gintel Equity Management Company. Since 1987 he has been President of Paul Morigi & Company, Inc., a Connecticut investment company and a member of the American Stock Exchange.

         Robert M. McClure (61) was elected to the Board in April 1994. Dr. McClure is the President of Unidot, Inc., which he founded in 1979 to specialize in the design of sophisticated computer software and hardware. Dr. McClure also serves as a director of The Santa Cruz Operation, Inc., and IPT Corporation.

EXECUTIVE OFFICERS

         For information regarding the Company's executive officers who are also director nominees, please see "Nominees" above. Information regarding executive officers of the Company who are not also directors or director nominees of the Company follows.

         John R. Donnelly (62) joined the Company in March 1994, as Vice President Finance, Chief Financial Officer and Secretary. Since graduating from the University of Notre Dame, Mr. Donnelly has held senior management positions with a number of firms including Martin Marietta (Denver) as Chief of Long Range Planning, (1962 - 1968), ITT Cannon as Manager of Resource Planning and Assistant Controller, (1968 - 1973), Maxwell Laboratories as Vice President of Finance and Executive Vice President, (1973 - 1978 Science Applications, Inc.
(SAI) (1978 - 1980), from 1980 to 1982 as Controller of General Automation, Inc., as Vice President of Finance, and Infodetics Corporation as Vice President of Finance. From 1982 through 1987, Mr. Donnelly ran his own consulting practice up until the time he rejoined General Automation in 1994.

BOARD MEETINGS AND COMMITTEES

         During the fiscal year ended September 30, 1996, the Board of Directors held a total of 4 meetings. Each director attended all of the meetings of the Board and the Committees of which he was a member. The Board has a Compensation Committee and an Audit Committee. The Board has no Nominating Committee.

         The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent accountants to be retained; and receives and considers the accountants' procedures in connection with the audit and financial controls. The Audit Committee, which during the fiscal year ended September 30, 1996 was composed of Messrs. Michels, Morigi, McClure and Noden, met once at a meeting specially called for the Audit Committee.

         The Compensation Committee has the authority to award stock options to employees and consultants under the Company's stock option plans and to perform such other functions regarding compensation as the Board may delegate. The Compensation Committee, which is composed of Messrs. Michels, Morigi and Noden, met once during the fiscal year ended September 30, 1996.

         There are no family relationships among the directors or executive officers of the Company.

                                   PROPOSAL 2


                            APPROVAL OF AMENDMENTS TO
                             1991 STOCK OPTION PLAN


GENERAL

At the annual meeting of the Company's stockholders held in February 1991, the stockholders approved the Company's 1991 Stock Option Plan (the "1991 Plan"), under which options may be granted to purchase shares of the Company's common stock. The purpose of the 1991 Plan is to enable the Company to retain the services of its existing key personnel and to enhance the Company's ability to attract and retain competent new key personnel, and to provide additional incentive to all such persons to devote their best efforts and skill to the advancement of the Company by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company.

PROPOSED AMENDMENTS

The following is a brief description of the proposed amendments to the 1991 Plan which the stockholders will be asked to approve at the Annual Meeting. A copy of the 1991 Plan, which sets forth the actual text of the proposed amendments, will be provided to stockholders without charge upon written request to the Chief Financial Officer, General Automation, Inc., 17731 Mitchell North, Irvine, California 92614.

         (1) Participation in 1991 Plan by Non-Employee Directors. The proposed amendments to the 1991 Plan will permit the directors of the Company or its affiliates, who are not also employees of the Company or its affiliates ("non-employee directors"), to be granted options under the 1991 Plan. The 1991 Plan currently permits participation in the Plan by employees, (including officers) of the Company and its affiliates and by consultants to the Company and its affiliates, but does not currently permit participation by non-employee directors. The exclusion of non-employee directors from participation in the 1991 Plan was previously required under Securities and of Exchange Commission Rule 16b-3 in order to ensure that options granted under the 1991 Plan to officers of the Company were exempt from the short-swing profit recapture provisions Section 16(b) of the Securities Exchange Act of 1934. However, effective on August 15, 1996, the Securities and Exchange Commission revised Rule 16b-3, as a result of which it is no longer necessary for non-employee directors to be excluded from participation in the Plan in order for options granted under the 1991 Plan to qualify for exemption under Rule 16b-3.

         (2) Increase of Number of Shares Reserved for Issuance Under the 1991 Plan. The proposed amendments to the 1991 Plan will also increase the total number of shares of common stock which may be issued upon the exercise of options granted under the 1991 Plan from 1,300,000 shares to 2,035,000 shares (subject to adjustment in the event of stock dividends, stock splits, recapitalizations, mergers or other similar changes in the Company's capital structure). The 1991 Plan, as originally adopted, authorized the grant of stock options to purchase up to an aggregate of 900,000 shares of the Company's common stock. At the annual meeting of the Company's stockholders held in April 1994, an amendment to the 1991 Plan increasing the number of shares issuable under the 1991 Plan to a total of 1,300,000 shares was approved. As of the date hereof, 188,000 shares remained available for the grant of additional options under the 1991 Plan. However, if any option currently outstanding under the 1991 Plan should expire, the shares subject to the unexercised portion thereof would again become available for the grant of additional options under the 1991 Plan.

DESCRIPTION OF THE 1991 PLAN

The 1991 Plan is administered by the Compensation Committee of the Board, whose member are appointed by, and serve at the pleasure of, the Board Directors. The Compensation Committee has broad discretion, subject to the terms of the 1991 Plan, to determine the persons entitled to receive options under the 1991 Plan, the terms and conditions on which options are granted, and the number of shares subject thereto. In selecting persons to be granted options under the 1991 Plan, the Compensation Committee considers various factors deemed relevant to it, such as the past and prospective value of such person to the Company, as well as such person's level of responsibility and the length of his or her relationship with the Company. Approximately 200,000 employees of the Company (including officers) are currently eligible to receive stock options under the 1991 Plan. The Company currently has four non-employee directors who will also be eligible to receive stock options if the proposed amendments are approved.

         The Compensation Committee also has discretion to determine the nature of the consideration to be paid upon the exercise of an option granted under the 1991 Plan. Such consideration may, at the discretion of the Compensation Committee, consist of cash, shares of the Company's common stock or any other form of legal consideration. Accordingly, "pyramiding" in the exercise of options is available to optionees, who may exercise an option as to a portion of the shares covered thereby, and then, in one or more subsequent exercises, immediately utilize the shares so obtained as the purchase price for additional exercises. An optionee electing to make a series of such exercises may thus, rather than paying the exercise price of the option and obtaining ownership of the total number of shares covered thereby, , obtain ownership with little or no out-of-pocket cost of a number of shares, the fair market value of which is equal to the difference between the aggregate fair market value of the shares covered by the option and the aggregate exercise price thereof.

         Stock options granted under the 1991 Plan my be either "incentive" stock options ("incentive options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not qualify as incentive options ("supplemental options").

         The exercise price of a supplemental option granted under the 1991 Plan must be equal to at least 85% of the fair market value of the Company's common stock as of the date of grant of the option. The exercise price of an incentive option granted under the 1991 Plan must be equal to at least 100% of the fair market value of the Company's common stock as of the date of the grant of the option; provided, however, that the exercise price of the common stock covered by any incentive option granted to any person who, at the time of the grant of the option, owns stock possessing 10% or more of the total combined voting power of the Company or any parent or subsidiary of the Company, must not be less than 110% of the fair market value of such shares at the date of grant of the incentive option. No incentive option may be granted under the 1991 Plan to any individual if the aggregate fair market value of the shares (determined as of the time the option is granted) which vest (i.e., first become exercisable) during any calendar year, under all incentive options held by such optionee, exceeds $100,000. There is no limitation on the amount of supplemental options which may be granted to any participant in the 1991 Plan. Options may be granted under the 1991 Plan for terms of up to 10 years; provided, however, that the term of any incentive option granted to any person who, at the time of the grant of the option, owns stock possessing 10% or more of the total combined voting power of the Company or of any parent or subsidiary of the Company, may not exceed five years.

         Options granted under the 1991 Plan are not assignable, but may be transferred upon the death of the optionee by will or the laws of descent and distribution. Options granted under the 1991 Plan terminate three months after termination of the optionee's employment, unless (a) such termination is due to such person's permanent to total disability, in which case the option may, but need not, provide that it may be exercised at any time within one year following such termination of employment, or (b) the optionee dies while an employee of the Company, or within not more than three months after termination of the optionee's employment, , in which case the option may, but need not, provide that it may be exercised at any time within eighteen months following the death of the optionee by the person or persons to whom the optionee's rights under the option pass by will or by the laws of descent and distribution, or (c) the option by its terms specifies either (i) that it shall terminate sooner than three months after termination of the optionee's employment, or (ii) that it may be exercised more than three months after termination of the optionee's employment.

         In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation, or (c) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law (i) any surviving corporation shall assume any options outstanding under the 1991 Plan or shall substitute similar options for those outstanding under the 1991 Plan, (ii) the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event, or (iii) such options shall continue in full force and effect, as determined by the Board of Directors in its discretion, either at the time of the grant of each option under the 1991 Plan, or at the time of the transaction in question.

         The 1991 Plan provides that the Board of Directors may at any time amend the Plan; provided, however, that except for amendments relating to adjustments upon changes in the Company's common stock as described in the preceding paragraph, no amendment is effective unless approved by the Company's stockholders within twelve months before or after the adoption of the amendment, where the amendment will (a) increase the number of shares reserved for options under the 1991 Plan, or (b) modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the 1991 Plan to satisfy the requirements of Section 422(b) of the Code).

         The Board of Directors may suspend or terminate the 1991 Plan at any time. Unless sooner terminated, the 1991 Plan will terminate on January 1, 2001.

TAX CONSEQUENCES

Under federal law, there are no tax consequences to either the Company or the optionee upon the grant or exercise of an incentive option. Further, when the optionee sells or otherwise disposes of the shares acquired upon the exercise of an incentive options, the entire gain or loss realized will be treated as long-term capital gain or loss if the disposition occurs more than one year after the option was exercised and more than two years after the date of grant of the option. However, if the disposition occurs before either the one-year or two-year period has elapsed, any gain realized will be taxed as ordinary income in an amount equal to the difference between the option price and either fair market value of the shares at the time of exercise or the sale price, whichever is less, and the balance, if any, will be treated as capital gain. Any loss realized will be treated as a capital loss. Special rules may apply in specific circumstances, such as the use of already-owned stock to exercise an incentive option, or if the optionee is subject to the shore-swing profit recapture rules under Section 16(b) of the Securities Exchange Act of 1934. In any event, the Company will be entitled to a deduction for federal income tax purposes only to the extent the optionee recognizes ordinary income upon the disposition of the shares. The difference between the option price and the fair market value of the shares acquired at the time of exercise of an incentive option will be an item of tax preference for purposes of computing the alternative minimum tax under the Code.

         As with incentive options, there are no federal income tax consequences to either the Company or the optionee upon the grant of a supplemental option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. (If the optionee is subject to the short-swing profit recapture rules under Section 16(b) of the Securities Exchange Act of 1934, special rules may apply to the timing of the recognition of income resulting from the exercise of the supplemental option.) The income recognized by the optionee will be subject to income tax withholding by the Company and, to the extent provided by the terms of the option, may be satisfied by (a) a cash payment made by the optionee, (b) withholding out of the optionee's current compensation, (c) withholding from the shares purchased upon exercise of the option a number of shares having a fair market value equal to the withholding tax obligation, or (d) delivery by the optionee to the Company of shares of the Company's common stock already owned by the optionee having a fair market value equal to the withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided the applicable withholding requirements are satisfied.

         Upon the sale or disposition of shares acquired pursuant to the exercise of a supplemental option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than the applicable statutory holding period.

         The Company also maintains its 1991 Directors' Stock Option Plan (the "Directors' Plan"), which was approved by the Company's stockholders in 1991, and amended with approval of the Company's stockholders in 1994. The Directors' Plan provides for an automatic grant of an option to each non-employee director of the Company on the day he or she first becomes a director. Each option granted under the Directors' Plan covers 50,000 shares, vests in full six month after the date of grant, and has an exercise price equal to the market value of the Company's common stock on the date of grant. Discretionary option grants cannot be made under the Directors' Plan.

         As of the date hereof, 50,000 shares remained available for the grant of additional options under the Directors' Plan. However, if any option currently outstanding under the Directors' Plan should expire, the shares subject to the unexercised portion thereof would again become available for the grant of additional options under the Directors' Plan.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the meeting will be required to approve this proposal. The amendment of the 1991 Plan will not be implemented without stockholder approval. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT OF THE 1991 PLAN. Proxies solicited by management will be voted FOR the amendment of the 1991 Plan unless a vote against the proposal or abstention is specifically indicated.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

 The following table, based in part upon information supplied by executive officers, directors and principal stockholders, sets forth certain information regarding the ownership of the Company's voting securities as of December 13, 1996 by (i) all those known by the Company to be beneficial owners of more than five percent of any class of the Company's voting securities; (ii) each director and nominee for director; (iii) each of the Named Executive Officers (as defined in page 13 hereof); and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each such shareholder is c/o General Automation, Inc., 17731 Mitchell North, Irvine, California 92614. Except to the extent indicated in the footnotes, each of the stockholders listed below has sole voting and investment power with respect to the shares listed opposite such stockholder's name.

                                                                Beneficial Ownership(1)
                                                              ---------------------------

Name and Address                         Title of             Number of        Percent of
of Beneficial Owner                       Class                Shares           Class
-------------------                      --------             ---------        ----------

Richard H. Pickup                         Common              500,000             12%
2501 Monaco Drive
Laguna Beach, CA 92651-1008

Sanderson Technology Limited (2)
Parkway House
Parkway Avenue                            Common               56,100              2%
Sheffield, S9 4WA
England

Robert D. Bagby (3)                       Common              497,000             17%

John R. Donnelly (3)                      Common              130,900              4%

Jane M. Christie (3)                      Common              165,050              6%

Leonard N. Mackenzie (3)                  Common              785,433             26%

Robert M. McClure (3)                     Common               60,000              2%

Lawrence Michels (3)                      Common              739,833             25%

Paul L. Morigi (3)                        Common               50,000             *

Philip T. Noden (4)                       Common                  -0-             *

All current executive officers and
directors as a group                      Common            2,984,316             81%
(8 persons) (4)

*Less than 1%

(1) The number and percentage ownership for each beneficial owner is calculated as if all options or warrants held by such owner that are currently exercisable or exercisable within 60 days after December 20, 1996 were exercised and such shares ("beneficially owned" shares) were included in the numerator as shares owned and in the denominator as shares outstanding for purposes of the calculation for such beneficial owner only.

(2) Includes 56,100 shares held directly. Sanderson Technology Limited also holds certain rights, commonly referred to as "Mirror Rights," to acquire additional warrants to acquire Common Stock of the Company in the event options under the Company's stock option plans or warrants that were outstanding as of January 6, 1989 and held by parties other than Sanderson are exercised. As of December 20, 1996, such Mirror Rights covered 100,000 shares of Common Stock. If issued, warrants granted pursuant to the Mirror Rights would be exercisable for a period of ninety days for the number of shares and at the exercise price of the options or warrants the exercise of which triggered the issuance of such warrants.

(3) Shares listed for Mr. Bagby, Ms. Christie, Mr. Donnelly, Mr. Mackenzie, Mr. Michels, and Mr. McClure include 485,000, 150,000, 100,000, 785,000, 50,000, and 40,000 shares, respectively, that may be acquired through the exercise of stock options.


(4) Includes 1,610,000 shares that may be acquired through the exercise of stock options.

                             EXECUTIVE COMPENSATION

 The following table sets forth certain information concerning the annual and long-term compensation for each of the three fiscal years ended September 30, 1996 of those persons who at September 30, 1996 were either (i) the Company's Chief Executive Officer or (ii) one of its four most highly compensated executive officers whose salary and bonus during the fiscal year ended September 30, 1996, exceeded $100,000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                       Long Term
                                     Annual Compensation(1)         Compensation (1)
                                   --------------------------      ------------------
                                                                         Awards
                                                                    -----------------
                                                                       Securities             All Other
    Name and                                                           Underlying           Compensation
 Principal Position         Year    Salary($)         Bonus($)         Options(#)             ($)   (2)
 ------------------         ----    ---------         ---------     ----------------        ------------
Robert D. Bagby             1996    140,000              -0-                -0-                4,200
Vice Chairman of            1995    140,000              -0-              485,000              4,200
the Board                   1994    129,368              -0-                -0-                3,351

Jane  M. Christie           1996    126,900              -0-                -0-                3,624
President and CEO           1995    100,000              -0-                -0-
                            1994     50,000              -0-                -0-

John R. Donnelly            1996    109,530              -0-                -0-                3,759
Vice President Finance      1995    100,000              -0-                -0-                3,759
Chief Financial Officer,    1994     50,000              -0-                -0-
Secretary, Treasurer

Leonard N. Mackenzie        1996     62,504              -0-                -0-
Director                    1995    123,565              -0-              485,000
                            1994    171,965              -0-                -0-

(1) The Company made no long-term incentive plan payouts to its Named Executive Officers during the 1994, 1995 and 1996 fiscal years.

(2) Includes contributions to the Company's Employee Savings Plan on behalf of the Named Executive Officers to match contributions (included under Salary) made by each to such plan.

COMPENSATION OF DIRECTORS

         During the fiscal year ended September 1996, directors who were not employees of the Company each received a monthly retainer of $1,200 and the Chairman received a monthly retainer of $3,500. Directors who were also employees of the Company received no additional remuneration for serving as a director.

STOCK OPTION GRANTS

         During the year, no stock options were granted to any of the named Executive Officers.

OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table sets forth the number of shares of common stock issuable upon the exercise of outstanding stock options held by each of the Named Executive Officers at September 30, 1996. The exercise price of each option was higher than the closing price of the Company's common stock at year-end and thus none of these options were "in-the-money" as of such date. The table also shows each Named Executive Officer who exercised stock options during the fiscal year ended September 30, 1996.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                   Number of Securities
                                   Underlying Unexercised
                                   Options/SARs at FY-End (#)            Shares
                                ----------------------------------   Acquired on 5/96        Value
      Name                      Exercisable          Unexercisable       Exercise           Realized
--------------------            -----------          -------------       --------           --------

Jane M. Christie                 250,000                   0             100,000            $324,325

John R. Donnelly                 250,000                   0             150,000            $581,250

Leonard N. Mackenzie             885,000                   0             100,000            $381,250

Robert D. Bagby                  585,000                   0             100,000            $359,375

 The following Compensation Committee Report and Performance Graph are not to be deemed to be"soliciting material" or "filed" with the Commission or incorporated by reference to any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The role of the Compensation Committee is to carry out the compensation responsibilities of the Board of Directors, which involve the discussion, research and approval of the recommendations of management with regard to the compensation (including cash and non-cash) of the executive officers of the Company. This report sets forth the major components of executive compensation and the basis by which fiscal year 1996 compensation determinations were made with respect to the executive officers of the Company, including those named in the Summary Compensation Table.

Compensation Policy and Guidelines

         The goals of the Company's compensation policy are to align executive compensation with the Company's long-term business objectives and performance, to enable the Company to attract and retain high-quality executive officers and employees who will contribute to the long-term success of the Company and to reward such executive officers and employees for their successful efforts in attaining objectives beneficial to the growth and profitability of the Company.

         In order to achieve the Company's goals, executive officers are compensated at base salary levels which are generally competitive with prevailing industry standards, and are provided with incentive bonus awards based upon profitability. Another long-term goal of the compensation program is to align the financial interests of the Company's executive officers with those of the Company's stockholders. Compensation has been based upon the following factors: The strengths and weaknesses of the individual executive officers, and the Board's perception of such individual's historical performance and expected future contributions to the success of the Company.

Compensation Program Elements

         The Company's compensation levels and benefits are reviewed on an annual basis to determine whether they are competitive and reasonable in light of the overall performance of the Company and the Company's ability to attract and retain talented executives. The particular elements of the compensation programs for the executive officers are explained in more detail below.

         Salary. Salary levels are primarily determined by the Compensation Committee in consideration of the performance of the individual executive, the financial performance of the Company and the prevailing industry standards for similar executives of similar companies. The Board of Directors believes that the base salary levels for the Company's executive officers in 1996 were competitive within a range considered to be reasonable and necessary.

SUBMITTED BY THE COMPENSATION COMMITTEE

         Lawrence Michels
         Paul Morigi
         Philip Noden

PERFORMANCE GRAPH

         The following graph compares the cumulative, five-year shareholder returns on the Company's common stock with the shareholder returns of the AMEX Computer Technology Index and a peer group index comprised of the common stock of the companies listed below, excluding the Company. The peer group index is based on a selection of companies operating in the same industry and whose common stock is traded on the NYSE or NASDAQ. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on September 30, 1991.



                                                                    Year End
Company                                   1991        1992         1993        1994       1995           1996
-------                                   ----        ----         ----        ----       ----           ----
General Automation Inc.                 0.6250      1.0000      0.6875       0.5000     0.7500         2.9375

Peer Group Companies
Allenon, Inc.                          26.7442     11.6279     30.2326                       0              0
Alpha Microsystems (ALMI)              33.9623     15.0943     28.3019                    1.94          1.969
Delphi Information Systems (DLPH)      72.9730     70.2703     62.1622                    2.13          1.125
Auto Trol Technology (ATTC)            36.8421     31.5790      7.8947                    0.75           5.75
Softech Inc. (SOFT)                    61.7647     57.3529     91.1765                     4.5            2.5
                 Total                232.2862    185.9244    219.7678       0.0000     9.3200        11.3440
                 Average              46.45725   37.184882   43.953563     34.80321      1.864         2.2688

AMEX Computer Technology Index        110.3125         116   126.03125       149.58     242.98         300.57
(XCI)

                                          1991        1992        1993         1994       1995           1996
                                          ----        ----        ----         ----       ----           ----
General Automation Inc.                    100   160.00000   110.00000     80.00000  120.00000      470.00000
Peer Group                                 100    80.04108    94.61076     74.91449    4.01229        4.88363
AMEX Computer Technology Index             100   105.15581   114.24929    135.59660  220.26516      272.47139


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         In November 1996, Mr. Leonard M. Mackenzie, a director of the Company, became Chairman of the Board, President and Chief Executive Officer of SunRiver Corporation ("SunRiver"). Previously, in May 1995, the Company and SunRiver formed a limited liability company ("GAL"), with the Company owning 51% and SunRiver 49%. GAL was formed to allow the Company to acquire the former ADDS Pick based business owned by SunRiver.

         Under the terms of the Operating Agreement which governs the operation of GAL (the "Operating Agreement"), GAL operates and manages the Company's Pick business and SunRiver's Pick business. Under the Operating Agreement, SunRiver is entitled to receive cash distributions from GAL in an amount equal to a percentage of GAL's revenues, which is payable whether or not GAL is profitable or generating positive cash flow. The percentage of the net revenues to which SunRiver is entitled was 12% for the first year of the Operating Agreement (subject to a minimum of $2,900,000) and will decline annually thereafter in steps until it reaches 7% in the fifth year. However, the percentage of net revenues payable to SunRiver subject to adjustment (upward or downward) under certain circumstances. Subsequent to the fifth year of the Operating Agreement, the percentage of net revenue to be paid to SunRiver is to be determined by negotiations between the Company and SunRiver. The Company is entitled to retain all cash generated by GAL, if any, after the payment to SunRiver of the net revenue percentage described above.

         Under the Operating Agreement, the business and affairs of GAL are managed exclusively by the Company. However, in the event GAL fails to achieve agreed upon revenue or profit projections, SunRiver has the right to thereafter jointly manage GAL with the Company. Further, upon the occurrence of certain other events, including the failure of GAL to pay to SunRiver the percentage of net revenues of which SunRiver is entitled, SunRiver has the right to thereafter replace the Company as the sole manger of GAL. During the first year of the Operating Agreement, the Company received a management fee in connection with its duties as manager of GAL. However, subsequent to the first year of the Operating Agreement, the Company will not be entitled to any compensation for acting as manager of GAL.

         In May 2000 the Company will have the right to purchase SunRiver's entire interest in GAL for a number of shares of the Company's common stock equal to 9% of each class of the Company's then outstanding capital stock. If the Company exercises this right of purchase, it is obligated, immediately following the issuance of stock to SunRiver, to register the shares so issued under the Securities Act of 1933.

         Mr. Philip Noden, a director of the Company, is a member of the Board of Directors and Technical Director of Sanderson Electronics PLC, of which Sanderson Technology Limited is a wholly owned subsidiary. Sanderson Technology Limited and its affiliates acquire the Company's products in significant quantities, with which aggregate purchases in fiscal 1996 of approximately $589,000. As of September 30, 1996, the Company had trade accounts receivable of approximately $319,08 due from Sanderson.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Such persons are also required by SEC regulations to furnish the Company with copies of the Section 16(a) forms which they file.

         Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year beginning October 1, 1995 and ending September 30, 1996, the Company believes that all such Section 16(a) filing requirements were complied with on a timely basis.



                                FINANCIAL REPORTS

         The Company's Annual Report for the year ended September 30, 1996 is being mailed together with this Proxy Statement.

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND A LIST OF EXHIBITS, UPON WRITTEN REQUEST, TO ANY PERSON WHO WAS THE BENEFICIAL OWNER OF THE COMPANY'S VOTING SECURITIES AS OF THE RECORD DATE. REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 17731 MITCHELL NORTH, IRVINE, CALIFORNIA 92614, ATTENTION SECRETARY. EXHIBITS TO THE FORM 10-K WILL BE MADE AVAILABLE UPON A REASONABLE CHARGE.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Price Waterhouse, the Company's independent accountant for the fiscal year ended September 30, 1996, has been selected by the Board of Directors, upon recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending September 30, 1997.

         Representatives of Price Waterhouse are expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

                                  OTHER MATTERS

         Management knows of no other matters to be presented for consideration at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on such matters.


FOR THE BOARD OF DIRECTORS



Lawrence Michels
Chairman



December 23, 1996

                            GENERAL AUTOMATION, INC.

                             1991 STOCK OPTION PLAN

                            Adopted January 17, 1991

                  Approved by Stockholders on February 20, 1991

                As amended by an Amendment Approved by the Board
              on March 7, 1994 and by Stockholders on April 7, 1994


1.       PURPOSE.

         (a) The purpose of the 1991 Stock Option Plan (the "Plan") is to provide a means by which selected employees and consultants to GENERAL AUTOMATION, INC., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company.

         (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company other, as those terms are defined in Sections 425(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

         (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as directors of or consultants to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

         (d) The Company intends that the options issued under the Plan shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), be either incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), or options which do not qualify as incentive stock options ("Supplemental Stock Options"). All options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and in such form as issued pursuant to paragraph 5, and a separate certificate or certificates shall be issued for shares purchased on exercise of each type of option. An option designated as a Supplemental Stock Option will not be treated as an incentive stock option.

2. ADMINISTRATION

         (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (1) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted, whether the option will be an Incentive Stock Option or a Supplemental Stock Option; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

                  (2) To construe and interpret the Plan and options grated under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (3) To amend the Plan as provided in paragraph 10.

                  (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

         (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate two million thirty-five thousand (2,035,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

         (c) An Incentive Stock Option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options (as defined in the Code) granted after 1986 are exercisable for the first time by such optionee during any calendar year under all incentive stock option plans of the Company and its Affiliates does not exceed one hundred thousand dollars ($100,000). Should it be determined that an option granted under the Plan exceeds such maximum for any reason other than the failure of a good faith attempt to value the stock subject to the option, such option shall be considered a Supplemental Stock Option to the extent, but only to the extent, of such excess; provided, however, that should it be determined that an entire option or any portion thereof does not qualify for treatment as an incentive stock option by reason of exceeding such maximum, such option or the applicable portion shall be considered a Supplemental Stock Option.

4. ELIGIBILITY.

         (a) Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee (including an officer) of the Company or any Affiliate. Supplemental Stock Options may be granted only to employees (including officers) of the Company or its Affiliates, directors of the Company or its Affiliates, or consultants to the Company or its Affiliates.

         (b) No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or if deemed to own pursuant to Section 425(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of the option doe not exceed five (5) years from the date of grant.

5.       OPTION PROVISIONS.

         Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

         (a) The option shall not be exercisable after the expiration of ten
(10) years from the date it was granted.

         (b) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of each Supplemental Stock Option shall be not less than eighty-five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted.

         (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (1) in cash at the time the option is exercised, or (2) at the discretion of the Board of the Committee, either at the time of the grant or exercise of the option, (i) by delivery to the Company of other common stock of the Company,
(ii) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is transferred pursuant to subparagraph 5(d), or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee.

         (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

         (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

         (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (2) as to any particular requirement, a determination is made by counsel for circumstances under the then applicable securities laws.

         (g) An option shall terminate three (3) months after termination of the optionee's employment or relationship as a director of or consultant with the Company or an Affiliate, unless

(1) such termination is due to such person's permanent and total disability, within the meaning of section 422(c)(7) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a director or consultant; or (2) the optionee dies while in the employ of or while serving as a director of or consultant to the Company or affiliate, or within not more than three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (3) the option by its terms specified either (i) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a director or consultant or (ii) that it may be exercised more than three (3) months after termination of such relationship with the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a director or consultant.

         (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a director or consultant with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the company or to any other restriction the Board or the Committee determines to be appropriate.

         (i) To the extent provided by the terms of an option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the stock option a number of shares having a fair market value less than or equal number of amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value less than or equal to the amount of the withholding tax obligation.

6.       COVENANTS OF THE COMPANY.

         (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

7.       USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8.       MISCELLANEOUS.

         (a) The Board or the Committee shall have the power to accelerate the time at which an option may first be exercise or the time during which an option or any part thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time at which it may first be exercised or the time during which it will vest.

         (b) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

         (c) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon, request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the by-laws of the Company.

         (d) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee or any Affiliate (or to continue acting as a director or consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or director or consulting relationship of any eligible employee or optionee with or without cause. In the event that an optionee is permitted or otherwise entitled to take a leave of absence, the

Company shall have the unilateral right to (1) determine whether such leave of absence will be treated as a termination of employment for purposes of paragraph 5(g) hereof and corresponding provisions of any outstanding options, and (2) suspend or otherwise delay the time or times at which the shares subject to the option would otherwise vest.

9. ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

         (b) In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, (ii) the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event, or (iii) such options shall continue in full force and effect, as determined by the Board in its discretion, either at the time of the grant of each option under the Plan or at the time of the transaction in question.

10. AMENDMENT OF THE PLAN.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                  (1) Increase the number of shares reserved for options under the Plan;

                  (2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code); or

                  (3) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code.

         (b) It is expressly contemplated that the Board may amend the Plan in any respect with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or incentive stock options granted under it into compliance therewith.

         (c) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless
(1) the Company requests
the consent of the person to whom the option was granted and (2) such person consents in writing.

11.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on January 1, 2001. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

12.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

PROXY

                            GENERAL AUTOMATION, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 30, 1997

The undersigned hereby appoints Robert D. Bagby and Jane M. Christie, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of General Automation, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of General Automation, Inc. to be held on Thursday, January 30th, 1997 at 10:00 o'clock a.m., Pacific Standard Time, at The Wyndham Garden Hotel located at 3350 Avenue of the Arts, Costa Mesa, California 92626, and at any and all adjournments and postponements thereof, as follows:

                       IMPORTANT - PLEASE SIGN OTHER SIDE



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
                                                              Please mark  [ X ]
                                                             your votes as
                                                             indicated in
                                                             this example.


MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.


1. ELECTION OF DIRECTORS                                     FOR                 WITHHOLD
Nominees:  Robert D. Bagby, Jane M. Christie,            all nominees            AUTHORITY
           Leonard N. Mackenzie,                      listed (except as         to vote for
           Lawrence Michels, Paul L. Morigi,            marked to the        nominees listed
           Robert M. McClure, Philip T. Noden          contrary below).            below.
                                                             [  ]                   [  ]

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

------------------

2.  To approve the proposed amendments to the       FOR       AGAINST    ABSTAIN
    Company's 1991 Stock Option Plan.               [  ]        [  ]       [  ]

3. OTHER MATTERS In their discretion, the proxies named herein are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE AMENDMENTS TO THE COMPANY'S 1991 STOCK OPTION PLAN, AND FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

    PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

Signature(s):__________________________________________Dated:_____________, 199_
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

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